Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Dipexium Pharmaceuticals, Inc.’s Registration Statement on Form S-4 of our report dated January 17, 2017 relating to PLx Pharma Inc.’s consolidated financial statements as of December 31, 2016 and 2015 and the years then ended. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

January 24, 2017